                                                                     Exhibit 3.1
                                                                     -----------

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                     EASTERN ENVIRONMENTAL SERVICES, INC.

     The undersigned being the President and Secretary of Eastern Environmental Services, Inc. (the "Corporation") hereby certify that:

     FIRST:  The name of the Corporation is Eastern Environmental Services, Inc.

     SECOND: The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 8, 1987.

     THIRD: Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

     The aggregate number of shares of Common Stock, par value $.01 per share, which the Corporation shall have authority to issue is 150,000,000 shares. The aggregate number of shares of undesignated Preferred Stock, par value $.01 per share, which the Corporation shall have authority to issue is 50,000,000 shares.

     No holder of any of the shares of Stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are as follows:

                                     PART I

                          Undesignated Preferred Stock

1. Issuance in Series. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of any such Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of Section 2.

2. Authority of the Board with Respect to Series. The Board of Directors is authorized at any time and from time to time, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of shares of Preferred Stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware to establish the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation including, but not limited to, determination of any of the following:

          (a) the distinctive serial designation and the number of shares constituting a series;

          (b) the dividend rate or rates of the shares of a series, whether dividends are cumulative and, if so, from which date, the payment date or dates for the dividends, the relative rights of priority, if any, and the participating or other special rights, if any, with respect to dividends;

          (c) the voting powers, full or limited, if any, of the shares of the series;

          (d) whether the shares of the series are redeemable and, if so, the terms and conditions on which the shares may be redeemed, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (e) the amount or amounts payable upon the shares of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any other class or series of the same or any other class or classes of stock of the Corporation ranking junior to that series of Preferred Stock;

          (f) whether the shares of a series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of that series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

          (g) whether the shares of a series are convertible into, or exchangeable for, shares of any other class or series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

          (h) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

3. Dividends. Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to be paid such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation.

4. Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

5. Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of Preferred Stock shall have no voting power with respect to any matter whatsoever.

                                    PART II

                                 Common Stock

1. Junior to Preferred Stock. The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends and distribution on liquidation, dissolution or winding up of the Corporation.

2. Voting Rights. Except as expressly provided by law, or as otherwise provided in Part I above, all voting rights shall be vested in the holders of the Common Stock. At each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided in this Certificate of Incorporation or by law.

3. Dividends. After all accumulated and unpaid dividends upon all shares of Preferred Stock for all previous dividend periods shall have been paid and full dividends on all shares of Preferred Stock for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor, and after or concurrently with the setting aside of any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature in respect of any class or series of preferred stock or any other class or series of stock having preferential dividend rights, then and not otherwise, dividends may be declared upon and paid to the holders of the Common Stock to the exclusion of the holders of the Preferred Stock.

4. Rights Upon Liquidation. In the event of voluntary or involuntary liquidation or dissolution or winding up of the Corporation, after payment in full of amounts, if any, required to be paid to the holders of shares of stock having preferential liquidation rights, including without limitation the holders of the Preferred Stock, the holders of the Common Stock shall be entitled, to the exclusion of the holders of shares of stock having preferential liquidation rights, including without limitation the holders of the Preferred Stock, to share ratably in all remaining assets of the Corporation."

     FOURTH: The foregoing amendment was adopted by the directors and stockholders of the Corporation at duly called meetings of the board and stockholders, respectively, in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment is subscribed this 6th day of April, 1998 by the undersigned who affirm under penalties of perjury that this instrument is the act and deed of the Corporation and that the facts contained herein are true and correct.


                                    /s/ Louis D. Paolino, Jr.
                                    ----------------------------------------
                                    Louis D. Paolino, Jr., President


                    ATTEST:         /s/ Robert M. Kramer
                                    ----------------------------------------
                                    Robert M. Kramer, Secretary